                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER OF
                                TOMAX CORPORATION
                            (A DELAWARE CORPORATION)
                                       AND
                             TOMAX TECHNOLOGIES INC.
                              (A UTAH CORPORATION)


        THIS AGREEMENT AND PLAN OF MERGER dated as of November 13, 2000 (the "AGREEMENT") is between Tomax Corporation, a Delaware corporation ("TOMAX DELAWARE"), and Tomax technologies inc., a Utah corporation ("TOMAX UTAH"). Tomax Delaware and Tomax Utah are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."


                                    RECITALS

        A. Tomax Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 1,000 shares, $0.001 par value, designated as "COMMON STOCK." As of the date hereof, 1,000 shares of Common Stock were issued and outstanding, all of which are held by Tomax Utah.

        B. Tomax Utah is a corporation duly organized and existing under the laws of the State of Utah and has an authorized capital of 50,000,000 shares, with no par value, designated as "Common Stock," and 2,000,000 shares, with no par value, designated as "Preferred Stock." As of the date hereof, 9,771,429 shares of Common Stock were issued and outstanding, and 421,585 shares of Series A Preferred Stock, 1,085,714 shares of Series B Preferred Stock were issued and outstanding.

        C. The Board of Directors of Tomax Utah has determined that, for the purpose of effecting the reincorporation of Tomax Utah in the State of Delaware, it is advisable and in the best interests of Tomax Utah and its shareholders that Tomax Utah merge with and into Tomax Delaware upon the terms and conditions herein provided.

        D. The respective Boards of Directors of Tomax Delaware and Tomax Utah, the shareholders of Tomax Utah and the sole stockholder of Tomax Delaware have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Tomax Delaware and Tomax Utah hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.      MERGER

        (a)Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Utah Revised Business Corporation Act, Tomax Utah shall be merged with and into Tomax Delaware (the "MERGER"), the separate existence of Tomax Utah shall cease and Tomax Delaware shall be, and is herein sometimes referred to as, the "SURVIVING CORPORATION," and the name of the Surviving Corporation shall be Tomax Corporation.

        (b) Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

            (i) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

            (ii) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Utah Revised Business Corporation Act shall have been filed with the Secretary of State of the State of Utah.

        The date and time when the Merger shall become effective, as aforesaid, is herein called the "EFFECTIVE DATE OF THE MERGER. "

        (c) Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Tomax Utah shall cease and Tomax Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Tomax Utah's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Tomax Utah in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law,
(iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Tomax Utah in the same manner as if Tomax Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Utah Revised Business Corporation Act.

2.      CHARTER DOCUMENTS DIRECTORS AND OFFICERS

        (a) Certificate of Incorporation. The Certificate of Incorporation of Tomax Delaware in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF INCORPORATION") shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        (b) Bylaws. The Bylaws of Tomax Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        (c) Directors and Officers. The directors and officers of Tomax Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.      MANNER OF CONVERSION OF STOCK

        (a) Tomax Utah Common Stock. Upon the Effective Date of the Merger, each share of Common Stock of Tomax Utah issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one share of fully paid and nonassessable Common Stock, $.001 par value, of the Surviving Corporation. No fractional shares of Common

Stock shall be issued upon such reverse stock split; any fractional shares that would otherwise result as to any holder shall be rounded up to the nearest whole share.

        (b) Tomax Utah Preferred Stock. Upon the Effective Date of the Merger, each share of any series of Tomax Utah Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporation, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of the same series of Preferred Stock, $.001 par value, of the Surviving Corporation with such rights, preferences, privileges and restrictions as are set forth in the Certificate of Incorporation.

        (c) Tomax Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Tomax Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Tomax Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        (d) Stock Options. At the Effective Date of the Merger, Tomax Utah's 2000 Stock Option and Award Plan and 2001 Public Company Stock Option Plan (the "STOCK PLANS") and all options and stock purchase rights relating to Tomax Utah Common Stock (each a "TOMAX OPTION") then outstanding under the Stock Plans or otherwise, and Tomax Utah's 2001 Employee Stock Purchase Plan (the "ESPP"), shall be assumed by Tomax Delaware in accordance with provisions described below.

            (i) Each Tomax Utah Option so assumed by Tomax Delaware under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Stock Plans and/or as provided in the respective option agreements governing such Tomax Option immediately prior to the Effective Date of the Merger, except that such Tomax Option shall be exercisable for the same number of whole shares of Tomax Delaware Common Stock number of shares of Tomax Utah Common Stock that were issuable upon exercise of such Tomax Option immediately prior to the Effective Date of the Merger.

            (ii) It is the intention of the parties that the Tomax Options assumed by Tomax Delaware qualify following the Effective Date of the Merger as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), to the extent the Tomax Options qualified as incentive stock options immediately prior to the Effective Date of he Merger.

            (iii) Promptly following the Effective Date of the Merger, Tomax Delaware will issue to each holder of an outstanding Tomax Option a document evidencing the foregoing assumption of such Tomax Option by Tomax Delaware.

            (iv) At the Effective Date of the Merger, Tomax Utah shall assign to Tomax Delaware any and all rights of repurchase pertaining to shares of Tomax Utah Common Stock issued upon exercise of stock options, pursuant to stock purchase agreements or otherwise.

        (e) Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Tomax Utah Common Stock may, at such stockholder's option, surrender the same for cancellation to such institution as Tomax Delaware shall appoint at the time to act as exchange agent (the "EXCHANGE AGENT"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Tomax Utah Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of Tomax Utah Common Stock were converted in the Merger.

        The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

        Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Tomax Utah Common Stock so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

        If any certificate for shares of the Surviving Corporation's Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

4.      GENERAL

        (a) Covenants of Tomax Delaware. Tomax Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

            (i) Qualify to do business as a foreign corporation in the State of Utah and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the Utah Revised Business Corporation Act;

            (ii) File any and all documents with the appropriate tax authority of the State of Utah necessary for the assumption by Tomax Delaware of all of the corporate and/or franchise tax liabilities of Tomax Utah; and

            (iii) Take such other actions as may be required by the Utah Revised Business Corporation Act.

        (b) Further Assurances. From time to time, as and when required by Tomax Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Tomax Utah such deeds and other instruments, and there shall be taken or caused to be taken by Tomax Delaware and Tomax Utah such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Tomax Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Tomax Utah and otherwise to carry out the purposes of this Agreement, and the officers and directors of Tomax

Delaware are fully authorized in the name and on behalf of Tomax Utah or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        (c) Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Tomax Utah or Tomax Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Tomax Utah or by the sole stockholder of Tomax Delaware, or by both.

        (d) Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Utah and Delaware, provided that subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation, this Agreement shall not be amended except in compliance with the requirements of the Utah Revised Business Corporation Act and the Delaware General Corporation Law.

        (e) Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, in the city of Wilmington, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

        (f) Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 205 North 400 West, Salt Lake City, UT and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

        (g) Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and the provisions of the Utah Revised Business Corporation Act.

        (h) Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Tomax Delaware and Tomax Utah, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                       TOMAX CORPORATION
                                       A DELAWARE CORPORATION


                                       By: /s/ Eric Olafson
                                           ------------------------------------
                                           Eric Olafson, President



ATTEST:

/s/ Jaye Olafson
----------------------------------





                                       TOMAX TECHNOLOGIES INC.
                                       A UTAH CORPORATION


                                       By: /s/ Eric Olafson
                                           ------------------------------------
                                           Eric Olafson, President



ATTEST:

/s/ Jaye Olafson
----------------------------------

                             TOMAX TECHNOLOGIES INC.
                               (UTAH CORPORATION)

                              OFFICERS' CERTIFICATE

Eric Olafson and Jaye Olafson certify that:

        1. They are the President and the Secretary, respectively, of Tomax technologies inc., a corporation organized under the laws of the State of Utah.

        2. The corporation has two authorized classes of stock, designated "Common Stock" and "Preferred Stock." There are authorized 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

        3. As of the date hereof, there were 9,771,429 shares of Common Stock and 421,585 shares of Series A Preferred Stock issued and outstanding as of the record date of the shareholders' approval of the Agreement and Plan of Merger attached hereto (the "MERGER AGREEMENT").

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

        5. The percentage vote required was more than 50% of the outstanding voting power of the shares of Series A Preferred Stock and more than 50% of the votes entitled to be cast by holders of outstanding shares of the Common Stock.

        6. Eric Olafson and Jaye Olafson further declare under penalty of perjury under the laws of the State of Utah that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Salt Lake City, Utah on November 13, 2000.

                                           /s/ Eric Olafson
                                           -------------------------------------
                                           Eric Olafson, President


                                           /s/ Jaye Olafson
                                           -------------------------------------
                                           Jaye Olafson, Secretary

                                TOMAX CORPORATION
                             (SURVIVING CORPORATION)

                              OFFICERS' CERTIFICATE

Eric Olafson and Jaye Olafson certify that:

        1. They are the President and the Secretary, respectively, of Tomax Corporation, a corporation organized under the laws of the State of Delaware.

        2. The corporation has authorized one class of stock designated "Common Stock." There are authorized 1,000 shares of Common Stock.

        3. There are 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "MERGER AGREEMENT"). There are no shares of Preferred Stock outstanding.

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of Common Stock which equaled or exceeded the vote required.

        5. The percentage vote required was more than 50% of the votes entitled to be cast by the sole holder of outstanding shares of Common Stock.

        6. Eric Olafson and Jaye Olafson further declare under penalty of perjury under the laws of the State of Utah that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Salt Lake City, Utah on November 13, 2000.


                                           /s/ Eric Olafson
                                           -------------------------------------
                                           Eric Olafson, President


                                           /s/ Jaye Olafson
                                           -------------------------------------
                                           Jaye Olafson, Secretary